SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials

PROTEIN DESIGN LABS, INC.
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROTEIN DESIGN LABS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 20, 2002

DEAR STOCKHOLDER:

     On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of stockholders of Protein Design Labs, Inc., a Delaware corporation (the “Company”), to be held on June 20, 2002 at 8:00 a.m. at the principal offices of the Company, located at 34801 Campus Drive, Fremont, California 94555, for the following purposes:

1.	To elect two Class I directors to hold office for a three-year term and until their respective successors are elected and qualified.

2.	To approve the 2002 Outside Directors Stock Option Plan.

3.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.

4.	To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 25, 2002 are entitled to notice of, and to vote at, this meeting and any continuation or adjournments thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

By Order of the Board of Directors /s/ Douglas O. Ebersole Douglas O. Ebersole Secretary

Fremont, California
May 15, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

PROXY STATEMENT

2002 ANNUAL MEETING OF STOCKHOLDERS

PROTEIN DESIGN LABS, INC.
34801 Campus Drive
Fremont, California 94555
(510) 574-1400

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of PROTEIN DESIGN LABS, INC., a Delaware corporation (the “Company”), of Proxies for use at the annual meeting of stockholders to be held on June 20, 2002, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy are first being distributed to stockholders on approximately May 15, 2002. The cost of the solicitation of Proxies will be borne by the Company. The Board may use the services of the Company’s directors, officers and others to solicit Proxies, personally, by telephone or by the Internet. The Board may also arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for the reasonable out-of-pocket expenses incurred in so doing. The Annual Report to Stockholders for the fiscal year ended December 31, 2001, including financial statements, is being distributed to stockholders concurrently with the distribution of this Proxy Statement.

VOTING RIGHTS

     The voting securities of the Company entitled to vote at the annual meeting consist of shares of Common Stock. Only stockholders of record at the close of business on April 25, 2002 are entitled to notice of and to vote at the annual meeting. On that date, there were 88,757,688 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. The Company’s Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or by proxy, shall constitute a quorum for the transaction of business at the meeting.

     All registered stockholders can vote by paper Proxy or by telephone by following the instructions included with their Proxy. Stockholders whose shares of Common Stock are registered in the name of a bank or brokerage firm should follow the instructions provided by their bank or brokerage firm on voting their shares. Registered stockholders and stockholders whose shares of Common Stock are registered in the name of a bank or brokerage firm participating in the ADP Investor Communication Services online program may vote electronically through the Internet. Instructions on Internet voting and Proxy distribution are available through the Company’s website at www.pdl.com/investors. Signing and returning the Proxy or submitting the Proxy by telephone or through the Internet does not affect the right to vote in person at the annual meeting.

     All shares represented by valid Proxies received prior to the annual meeting will be voted and, where a stockholder specifies by means of the Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If an executed Proxy is submitted without any instruction for the voting of such Proxy, the Proxy will be voted in favor of the proposals described. Any stockholder giving a Proxy has the power to revoke it at any time before it is exercised, whether the Proxy was given by telephone, via the Internet or by returning the Proxy. A Proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date, or by making an authorized Internet or telephone communication on a later date in accordance with the instructions on the enclosed Proxy. It may also be revoked by appearing at the annual meeting and electing to vote in person.

PROPOSAL ONE

NOMINATION AND ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of two Class I, one Class II and three Class III directors who will serve until the annual meetings of stockholders to be held in 2002, 2003 and 2004, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire as of that annual meeting.

     The terms of the current Class I directors will expire on the date of the upcoming annual meeting. Accordingly, two persons are to be elected to serve as Class I directors of the Board at the meeting. Management’s nominees for election by the stockholders to those two positions are George M. Gould and Jon S. Saxe, the current Class I members of the Board. If elected, the nominees will serve as directors until the Company’s annual meeting of stockholders in 2005 and until their successors are duly elected and qualified. If any nominee(s) declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the Proxies may be voted for such substitute nominee(s) as the Board may recommend in place of such nominee(s).

     If a quorum is present and voting, the two nominees for Class I directors receiving the highest number of votes will be elected as Class I directors. Abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority, i.e., “broker non-votes,” will be counted as present in determining if a quorum is present.

     Certain information concerning the current directors as of December 31, 2001, including the Class I nominees to be elected at this meeting, is set forth below.

Nominee/Director	Positions with the Company	Age	Director Since
Class I directors nominated for election at the 2002 Annual Meeting of Stockholders
George M. Gould, Esq.	Director	64	1989
Jon S. Saxe, Esq.	Director, Consultant	65	1989
Class II director whose term expires at the 2003 Annual Meeting of Stockholders
Cary L. Queen, Ph.D.	Senior Vice President, Director	51	1987
Class III directors whose terms expire at the 2004 Annual Meeting of Stockholders
Jürgen Drews, M.D.	Director	68	1997
Laurence Jay Korn, Ph.D.	Chief Executive Officer,	52	1986
	Chairperson of the Board
Max Link, Ph.D.	Director	61	1993

     Jürgen Drews, M.D., has been a director of the Company since February 1997. From March 1998 until December 2000, Dr. Drews served as a contributing advisor to OrbiMed Advisors LLC. Dr. Drews served as President, Global Research and as a member of the Executive Committee of the Roche Group from January 1996 to December 1997. From January 1991 to December 1995, Dr. Drews served as President, International Research and Development and as a member of the Executive Committee for the Roche Group. Prior to that time, Dr. Drews served as Chairman of the Research Board and member of the Executive Committee for F. Hoffmann-La Roche Ltd. from April 1986 to December 1990. Dr. Drews served as Head of International Pharmaceutical Research and Development for Sandoz Ltd. from January 1982 to July 1985. Dr. Drews also serves as a managing partner of the Health Innoventure Fund LLC of Bear, Stearns & Co. Inc. since January 2001 and as a director of MorphoSys GmbH, Genomics Pharmaceutical Company, Human Genome Sciences, Inc., and Genaissance Pharmaceuticals, Inc.

     George M. Gould, Esq., has been a director of the Company since October 1989. Since June 1996, Mr. Gould has served as of counsel to the law firm Gibbons, Del Deo, Dolan, Griffinger & Vecchione. From May 1996 to December 1996, Mr. Gould was a Senior Vice President of PharmaGenics, Inc. Prior to that time Mr. Gould served as Vice President, Licensing & Corporate Development and Chief Patent Counsel for Hoffmann-La Roche Inc. (“Roche”) from October 1989 to May 1996.

     Laurence Jay Korn, Ph.D., has been a director and Chairperson of the Board since July 1986 and served as Chief Executive Officer from January 1987 until May 2002. Previously, Dr. Korn headed a research laboratory and served on the faculty of the Department of Genetics at the Stanford University School of Medicine from March 1981 to December 1986. Dr. Korn received his Ph.D. from Stanford University and was a Helen Hay Whitney Postdoctoral Fellow at the Carnegie Institution of Washington and a Staff Scientist at the MRC Laboratory of Molecular Biology in Cambridge, England, before becoming an Assistant Professor at Stanford.

     Max Link, Ph.D., has been a director of the Company since June 1993. Dr. Link served as the Chief Executive Officer of Boehringer Mannheim-Therapeutics from October 1993 to May 1994 and as the Chief Executive Officer of Corange Ltd. from May 1993 to May 1994. Dr. Link served as the Chairman of Sandoz Pharma Ltd. from April 1992 to April 1993. Dr. Link served in various management positions at Sandoz Ltd. and Sandoz Pharmaceuticals Corporation from October 1971 to April 1992. Dr. Link has served as the Chairman of Sulzer Medica Ltd since April 2001 and is also a director of Access Pharmaceuticals, Inc., Alexion Pharmaceuticals, Inc., Cell Therapeutics, Inc., CytRx Corp., Discovery Laboratories, Inc., Human Genome Sciences, Inc., Osiris Therapeutics, Inc., and Celsion Corporation.

     Cary L. Queen, Ph.D., has been a director since January 1987 and served as Vice President, Research, from April 1989 to August 2001 and as Senior Vice President since June 1993. Previously, Dr. Queen held positions at the National Institutes of Health from 1983 to 1986, where he studied the regulation of genes involved in the synthesis of antibodies. Dr. Queen received his Ph.D. in Mathematics from the University of California at Berkeley and subsequently served as an Assistant Professor of Mathematics at Cornell University.

     Jon S. Saxe, Esq., has been a director of the Company since March 1989. From May 2000 until January 2002, Mr. Saxe served as a consultant to the Company. From May 1999 to April 2000, Mr. Saxe served as Senior Advisor to the Chief Executive Officer of the Company. From January 1995 to April 1999, Mr. Saxe served as President of the Company. Mr. Saxe was a consultant to the Company from June 1993 to December 1994. He has served as President of Saxe Associates since May 1993. Mr. Saxe is also a director of Incyte Genomics Inc., Questcor Pharmaceuticals, Inc., First Horizon Pharmaceuticals, Inc., InSite Vision, Inc., SciClone Pharmaceuticals, Inc., ID Biomedical Corporation, Astex Technology Ltd., Arbor Vita Corporation, diaDexus, Inc., Iconix Pharmaceuticals, Inc., Point Biomedical Corporation, VistaGen Therapeutics, Inc., and Oxon Medica, Inc. Mr. Saxe received his B.S.Ch.E. from Carnegie-Mellon University, his J.D. from George Washington University School of Law and his LL.M. from New York University School of Law.

Meetings of the Board of Directors and its Audit and Compensation Committees

     During the 2001 fiscal year, the Board held six meetings. During that period, the Audit Committee of the Board held six meetings and the Compensation Committee of the Board held three meetings. The Company does not have a Nominating Committee of the Board. Attendance by the directors at meetings held in the Company’s 2001 fiscal year was 97% for the Board, 93% for the Audit Committee and 100% for the Compensation Committee.

     The Audit Committee consists of three members. The members of the Audit Committee are Jürgen Drews, George M. Gould and Max Link. The functions of the Audit Committee include (i) recommending the independent auditors to the Board, (ii) obtaining from the independent auditors a written statement addressing their independence with respect to the Company, (iii) reviewing and approving the planned scope of the annual audit and the results of the annual audit, (iv) reviewing the accounting and reporting principles applied by the Company in preparing its financial statements, (v) reviewing the internal financial, operating and accounting controls and finance and accounting personnel of the Company with the independent auditors, (vi) overseeing compliance with the Foreign Corrupt Practices Act, (vii) reviewing the Company’s financial press releases with the auditors and management, (viii) reviewing and approving (or rejecting) any transaction that may present potential for conflict of interest, such as with the Company’s officers, directors or significant stockholders, and (ix) reviewing and reassessing the Company’s Audit Committee charter annually and at other times as conditions dictate.

     The Compensation Committee consists of two members. The members of the Compensation Committee are George M. Gould and Max Link. The functions of the Compensation Committee include (i) designing and implementing competitive compensation policies to attract and retain key personnel, (ii) reviewing and formulating policy and determining or making recommendations to the Board regarding compensation of the Company’s officers with respect to salaries, bonuses, and other compensation, (iii) administering the Company’s stock option plans (the “Plans”) and granting or recommending grants of stock options and shares of stock to the Company’s executive officers and directors under the Plans and (iv) establishing and reviewing Company policies in the area of management perquisites.

PROPOSAL TWO

APPROVAL OF THE COMPANY’S 2002 OUTSIDE DIRECTORS STOCK OPTION PLAN

     At the annual meeting, the stockholders will be asked to approve the Protein Design Labs, Inc. 2002 Outside Directors Stock Option Plan (the “2002 Directors Plan”). On December 13, 2001, the Board of Directors (the “Board”) adopted the 2002 Directors Plan, subject to and effective upon its approval by the stockholders, to replace the Company’s Outside Directors Stock Option Plan (the “1992 Directors Plan”). No further options will be granted under the 1992 Directors Plan, which will terminate in October 2002 unless earlier terminated by the Board, although options previously granted under that plan will continue to be governed by its terms.

     The Board of Directors believes that the 2002 Directors Plan will be an important factor in enabling the Company to attract and retain qualified directors essential to the success of the Company. As of April 25, 2002, options to purchase 276,000 shares remained outstanding under the 1992 Directors Plan and 240,000 shares remained available for future grants under the 1992 Directors Plan, although no further options will be granted. To ensure that the Company will continue to have available a reasonable number of shares for its directors’ stock option program, the proposed 2002 Directors Plan will incorporate the shares remaining available under the 1992 Directors Plan upon its termination, any shares which become available as a result of the termination of unexercised options previously granted under the 1992 Directors Plan, and an additional 240,000 shares of the Company’s Common Stock.

     As is described in more detail below, the 2002 Directors Plan, like the 1992 Directors Plan, will provide for periodic automatic grants of stock options to the Company’s outside directors. Such automatic grants are non-discretionary (i.e., they do not require any further action or exercise of discretion by the Board). The 2002 Directors Plan generally will provide for annual grants of options to purchase 12,000 shares, vesting monthly over 12 months. The 1992 Directors Plan provides for grants every 5 years of options to purchase 60,000 shares, vesting monthly over 60 months. Vesting of options under the 2002 Directors Plan will not overlap with vesting of options previously granted by the Company to the outside directors.

Summary of the 2002 Directors Plan

     The following summary of the 2002 Directors Plan is qualified in its entirety by the specific language of the 2002 Directors Plan, a copy of which is available to any stockholder upon request.

     General. The 2002 Directors Plan will become effective as of the date it is approved by the stockholders of the Company (the “Effective Date”). Its purpose is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward the Company’s outside directors and by motivating such persons to contribute to the Company’s goals. The 2002 Directors Plan provides for the grant to outside directors of nonstatutory stock options (that is, options which are not intended to be incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)).

     Shares Subject to 2002 Directors Plan. Initially, a maximum of 240,000 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued under the 2002 Directors Plan. Upon the termination of the 1992 Directors Plan, any shares then remaining available for grant under that plan or which would otherwise become available for grant under the 1992 Directors Plan upon the subsequent cancellation, termination or expiration of options outstanding under that plan will automatically become available for issuance under the 2002 Directors Plan. If any option granted under the 2002 Directors Plan expires, terminates or is canceled, or if unvested shares acquired pursuant to an option are repurchased by the Company, the expired or repurchased shares will be returned to the 2002 Directors Plan and again become available for grant. Appropriate adjustments will be made to the shares subject to the 2002 Directors Plan, to the terms of the automatic grant of options described below, and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company.

     Administration. The 2002 Directors Plan will be administered by the Board or a duly appointed committee of the Board. (For purposes of this discussion, the term “Board” refers to either the Board of Directors or such committee.) The Board will interpret the 2002 Directors Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the 2002 Directors Plan or any option.

     Eligibility. Only directors of the Company who are not employees of the Company or its present or future parent and/or subsidiary corporations (the “Outside Directors”) at the time of the option grant are eligible to participate in the 2002 Directors Plan.

     Automatic Grant of Options. Options will be granted automatically under the 2002 Directors Plan without any discretionary action by the Board.

     Initial Options. Each person who first becomes an Outside Director on or after the Effective Date will automatically be granted on the date that person first becomes an Outside Director (whether upon initial election or appointment to the Board or upon ceasing to be an employee while remaining or simultaneously becoming a director) an option to purchase 12,000 shares of Common Stock (an “Initial Option”), subject to the following exception. An Outside Director who holds one or more options previously granted to him or her by the Company at the time she or he was an employee of the Company (“Prior Employee Options”) that will continue to vest based upon the director’s continued service to the Company as an Outside Director, will be granted an Initial Option only upon the date that such Prior Employee Options cease to vest.

     Annual Options. In addition to an Initial Option, each Outside Director generally will receive an option for 12,000 shares on the date of each annual meeting of the Company’s stockholders occurring on or after the Effective Date (the “Annual Option”), subject to the following exceptions. First, an Annual Option will not be granted to an Outside Director who receives an Initial Option on the same annual meeting date. Second, an Outside Director who holds Prior Employee Options that continue to vest on the basis of such individual’s continued service to the Company as an Outside Director, will be granted his or her first Annual Option on the date of the annual meeting immediately following the grant to such individual of an Initial Option. Such Annual Option will be reduced pursuant to the formula described in the following exception. Third, an Annual Option granted to an Outside Director who received an Initial Option prior to the date of the current annual meeting and subsequent to the preceding annual meeting will be reduced by a number of shares equal to 1,000 multiplied by the number of months (rounded to the nearest whole number) determined by dividing the number of days between the date of the preceding annual meeting and the date of grant of an Initial Option to such Outside Director by 30. Fourth, the first Annual Option granted to an Outside Director who holds one or more options granted to him or her by the Company under the 1992 Directors Plan (“Predecessor Plan Options”) or granted to him or her by the Company in his or her capacity as a director under any Company stock option plan other than the 1992 Directors Plan (“Prior Options”), will be granted on the date of the annual meeting immediately preceding the date on which such Predecessor Plan Options or Prior Options, as applicable, are scheduled to cease vesting. Such Annual Option will be reduced by a number of shares equal to 1,000 multiplied by the number of months (rounded to the nearest whole number) determined by dividing the number of days between the date of grant of such Annual Option and the date on which the Predecessor Plan Options or the Prior Options, as applicable, are scheduled to cease vesting divided by 30, provided that, if the number of shares subject to the Annual Option would be reduced to zero as a result of application of the foregoing formula, then the first Annual Option will be granted such Outside Director at the annual meeting immediately following the date on which such Predecessor Plan Options or Prior Options, as applicable, cease to vest.

     Notwithstanding the automatic grant of Initial and Annual Options as described above, an Outside Director may elect not to receive an option to be granted under the 2002 Directors Plan by giving written notice of such election to the Company.

     Terms and Conditions of Options. Each option granted under the 2002 Directors Plan will be evidenced by a written agreement between the Company and the Outside Director specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2002 Directors Plan. The exercise price per share under each option granted under the 2002 Directors Plan will be the fair market value of a share of the Company’s Common Stock on the date of grant, which generally will equal the closing sale price per share on that date as reported on the Nasdaq National Market. As of March 28, 2002, the closing sale price of the Company’s Common Stock, as reported on the Nasdaq National Market, was $17.13 per share. The exercise price may be paid in cash, by check, or in cash equivalent; to the extent legally permitted, by tender to the Company of shares of Common Stock owned by the Outside Director having a fair market value not less than the exercise price; by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; or by any combination of these.

     Generally, options granted under the 2002 Directors Plan will become exercisable at the rate of 1,000 shares for each full month of the Outside Director’s service from the date of grant. However, vesting of an Annual Option granted for a reduced number of shares, as described above, will not commence until the preceding Initial Option, Prior Employee Options, Predecessor Plan Options, or Prior Options, as applicable, cease to vest. Unless earlier terminated under the terms of the 2002 Directors Plan or the option agreement, each option will remain exercisable for 10 years after grant. An option may be exercised by an Outside Director during his or her lifetime and may not be transferred or assigned other than by will or by the laws of descent and distribution, unless otherwise permitted by the Board and set forth in the option agreement.

     Change in Control. The 2002 Directors Plan defines a “Change in Control” as the occurrence of any of the following: (i) any person, entity or group becomes the beneficial owner of 40% or more of either the then outstanding Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or (ii) the Company is party to a merger or consolidation which results in the holders of the voting securities of the Company outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than 50% of the total combined voting power of the securities entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such merger or consolidation; or (iii) the sale or disposition of all or substantially all of the Company’s assets or consummation of any transaction having similar effect (other than a sale or disposition to one or more subsidiaries of the Company). If a Change in Control occurs, options outstanding under the 2002 Directors Plan will become immediately exercisable and vested in full effective 10 days prior to but conditioned upon the consummation of the Change in Control. The surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company’s rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation’s stock. Options that are not assumed, replaced or exercised prior to the Change in Control will terminate.

     Termination or Amendment. The 2002 Directors Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the 2002 Directors Plan and the agreements evidencing options granted under the plan have lapsed. The Board may terminate or amend the 2002 Directors Plan at any time. However, without stockholder approval, the Board may not amend the 2002 Directors Plan to increase the total number of shares of Common Stock issuable thereunder or to change the class of persons eligible to receive options. No termination or amendment of the 2002 Directors Plan may affect an outstanding option unless expressly provided by the Board, and, in any event, may not adversely affect an outstanding option without the consent of the Outside Director, unless required to comply with any applicable law.

Summary of U.S. Federal Income Tax Consequences

     The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the 2002 Directors Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Options to be granted under the 2002 Directors Plan will be nonstatutory stock options and have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the date of exercise. Upon the sale of the stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price of the shares and their fair market value on the date of exercise of the option, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months from the date of exercise.

     No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

     If the stockholders approve the 2002 Directors Plan, options will be granted automatically under the plan during the 2002 fiscal year as set forth in the following table to the Company’s executive officers named in the Summary Compensation Table, all current executive officers as a group (the “Executive Group”), all current directors who are not executive officers as a group (the “Non-Executive Director Group”), and all employees, except executive officers, as a group (the “Non-Executive Officer Employee Group”). Only persons who are Outside Directors on the date of grant will receive options under the 2002 Directors Plan.

New Plan Benefits
2002 Outside Directors Stock Option Plan

Name and Position	No. of Shares in Fiscal 2002
Laurence Jay Korn, Chief Executive Officer	0
Daniel J. Levitt, President, Research and Development	0
Douglas O. Ebersole, Senior Vice President, Legal and Licensing, and
Secretary	0
Cary L. Queen, Senior Vice President	0
Robert L. Kirkman, Vice President, Business Development and Corporate
Communications	0
Executive Group	0
Non-Executive Director Group	0
Non-Executive Officer Employee Group	0

7

     THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL. In the event that approval by the stockholders of the 2002 Outside Directors Stock Option Plan is not obtained, the 2002 Outside Directors Stock Option Plan will not be adopted.

     Approval of this proposal requires a number of votes “For” the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, with abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

PROPOSAL THREE

APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has selected Ernst & Young LLP to serve as independent auditors to audit the financial statements of the Company for fiscal 2002. Ernst & Young LLP (or its predecessors) has acted in such capacity since its appointment for fiscal 1986.

Audit Fees

     During fiscal year 2001, the aggregate fees billed by Ernst & Young LLP for professional services for the audit of the Company’s annual financial statements and the review of the financial statements included in the Company’s Forms 10-Q for 2001 were approximately $125,000.

Financial Information Systems Design and Implementation Fees

     During fiscal year 2001, no amounts were billed by Ernst & Young LLP to the Company for financial information systems design and implementation services.

All Other Fees

     The aggregate fees billed to the Company for all other services rendered by Ernst & Young LLP for 2001 were approximately $51,000. Such aggregate fees were incurred in connection with registration statements filed with the Securities and Exchange Commission, tax consultation and services with respect to the preparation of the Company’s 2001 tax returns, consultation with respect to certain agreements into which the Company entered with third party business partners and attendance at the Company’s annual meeting of stockholders.

     The Audit Committee did not consider whether the non-audit services rendered by Ernst & Young LLP were compatible with maintaining the independence of Ernst & Young LLP.

     Representatives of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL. In the event that ratification by the stockholders of the appointment of Ernst & Young LLP as the Company’s independent auditors is not obtained, the Board will reconsider such appointment.

     The affirmative vote of a majority of the votes cast at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of December 31, 2001 by (i) each person who is known by the Company, based on the records of the Company’s transfer agent and relevant documents filed with the U.S. Securities and Exchange Commission (“SEC”), to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each member of the Board, (iii) the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of December 31, 2001 (“Named Executive Officers”), and (iv) all members of the Board and executive officers of the Company as a group. Unless otherwise specified, the address of each named individual is the address of the Company.

Name of Beneficial Owner or Group and Nature of Beneficial Ownership(1)	Amount of Beneficial Ownership	Percent of Common Stock Outstanding
FMR Corp.(2)	10,829,884	12.24%
82 Devonshire Street
Boston, MA 02109
Laurence Jay Korn, Ph.D.(3)	2,368,618	2.63%
Daniel J. Levitt, M.D., Ph.D.(4)	228,363	*
Douglas O. Ebersole(5)	44,398	*
Cary L. Queen, Ph.D.(6)	2,432,500	2.73%
Robert L. Kirkman, M.D.(7)	50,166	*
Jürgen Drews, M.D.(8)	70,000	*
George M. Gould (9)	136,000	*
Max Link, Ph.D.(10)	48,000	*
Jon S. Saxe(11)	349,182	*
All directors and executive officers as a group
(17 persons)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)	5,982,467	6.54%

*	Less than 1%

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Based solely on Schedule 13G as filed with the SEC, FMR Corp. has sole dispositive power with respect to 10,829,884 shares, of which it has sole voting power with respect to 611,600 shares.

(3)	Includes 1,439,732 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2001. Also includes 40,000 shares held as separate property by Dr. Korn’s spouse with respect to which Dr. Korn disclaims beneficial ownership. Dr. Korn resigned as Chief Executive Officer in May 2002.

(4)	Includes 224,835 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2001. Dr. Levitt resigned as an officer in April 2002 and from the Company in May 2002.

(5)	Includes 36,964 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2001.

(6)	Includes 452,500 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2001. Also includes 6,750 shares held in trusts for the benefit of certain of Dr. Queen’s relatives with respect to which Dr. Queen disclaims beneficial ownership and 2,250 shares held in trust for the benefit of Dr. Queen’s daughter with respect to which Dr. Queen disclaims beneficial ownership.

9

(7)	Includes 50,166 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2001.

(8)	Includes 70,000 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2001.

(9)	Includes 136,000 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2001.

(10)	Includes 2,000 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2001.

(11)	Includes 321,502 shares issuable upon the exercise of options which are currently, or which will become, exercisable within 60 days after December 31, 2001.

(12)	Total includes all directors and officers who served in that capacity as of December 31, 2001 and 2,985,285 shares issuable upon the exercise of options beneficially owned by such directors and officers which are currently, or which will become, exercisable within 60 days after December 31, 2001.

10

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Officers

     Certain information with respect to the Company’s executive officers as of December 31, 2001, except as otherwise noted, is set forth below. See “NOMINATION AND ELECTION OF DIRECTORS” for information regarding Drs. Korn and Queen, two of the Company’s executive officers.

     Daniel J. Levitt, M.D., Ph.D., served as President, Research and Development of the Company from May 2000 until April 2002, when he resigned as an officer of the Company. Dr. Levitt served as Senior Vice President, Clinical and Regulatory Affairs of the Company from November 1996 to April 2000. From February 1995 to October 1996 he served as Vice President of Drug Development and Chief Medical Officer of Geron Corporation. From January 1990 until January 1995, Dr. Levitt held various positions at Sandoz Pharma Ltd., most recently as Worldwide Head of Oncology Clinical Research and Development. From 1986 to 1990, Dr. Levitt held various positions with Roche, including Director of Clinical Oncology and Immunology. He received post-graduate training at Yale-New Haven Hospital and the University of Alabama Birmingham Medical School. Dr. Levitt holds an M.D. and Ph.D. from the University of Chicago Pritzker School of Medicine.

     Douglas O. Ebersole has served as the Company’s acting Chief Executive Officer since May 2002, as the Company’s Senior Vice President, Legal and Licensing since April 1999 and as the Company’s Secretary since July 1992. From July 1992 to April 1999 and again from April 2000 to August 2001, Mr. Ebersole served as the Company’s General Counsel. From April 1996 until April 1998, Mr. Ebersole served as Vice President, Licensing and Corporate Services, and from April 1998 to April 1999, he served as Senior Vice President, Legal, Licensing and Corporate Services, in addition to his positions as General Counsel and Secretary. Prior to joining the Company, he served first as Associate General Counsel and later as General Counsel at NeXT Computer, Inc. Prior to joining NeXT in 1989, he was a partner in the corporate department of the law firm Ware & Freidenrich. Mr. Ebersole received his J.D. from Stanford Law School.

     Mark P. Backer, Ph.D., has served as the Company’s Vice President, Technical Development since June 2001. Dr. Backer served as Senior Director, Process Development with Aviron from December 1997 through May 2001, where his responsibilities included clinical manufacturing. Dr. Backer also served as Director, Development with Coulter Pharmaceuticals, Inc. from 1996 through 1997, as Director, Development with Systemix from 1992 through 1995 and as Director, Manufacturing with IDEC Pharmaceuticals from 1989 through 1991. Dr. Backer received a Ph.D. in Chemical Engineering from the University of Washington. Dr. Backer is a Member of the Parenteral Drug Association and the American Institute of Chemical Engineers.

     William R. Benjamin, Ph.D., has served as the Company’s Vice President, Research Operations since April 2002. Dr. Benjamin served as Vice President, Research Operations and Drug Discovery of the Company from August 2001 until April 2002 and as Vice President, Drug Discovery from July 1997 until August 2001. Prior to joining the Company, from November 1982 to June 1997, Dr. Benjamin was an employee of Roche, most recently serving as Vice President of Inflammation and Autoimmune Diseases. At Roche, Dr. Benjamin was responsible for leading the drug discovery activities of a multidisciplinary research department in the areas of inflammatory and immune-based diseases. From January 1981 to November 1982, Dr. Benjamin was a postdoctoral fellow at the National Institute of Dental Research at the National Institutes of Health. Dr. Benjamin received his Ph.D. from the University of South Florida, College of Medicine.

     Frances G. Charlson has served as the Company’s Vice President, Human Resources since April 2000. In addition, Ms. Charlson has served in increasing positions of responsibility in the Company’s Human Resources Department since joining the Company in October 1992. Prior to joining the Company, she worked at Alza Corporation for six years in Human Resources and subsequently, she worked in Human Resources at Scios Inc. Ms Charlson is a Certified Compensation Professional from WorldatWork (formerly the American Compensation Association). Ms. Charlson received her B.S. in Public Relations from San Jose State University.

     Sergio Garcia-Rodriguez has served as the Company’s Vice President, Legal, General Counsel and Assistant Secretary since August 2001. From July 2000 until August 2001, Mr. Garcia-Rodriguez served as the Company’s Associate General Counsel. Prior to joining the Company, he served as International Counsel at DaimlerChrysler AG from 1996 to 2000 and previously was a partner in the law firm of Heller, Ehrman, White & McAuliffe. Mr. Garcia-Rodriguez received his J.D. degree from the University of California, Berkeley (Boalt Hall).

     Peter H. Grassam served as the General Manager of the Company’s Plymouth, Minnesota facility from January 1998 until April 2002, when he resigned from his employment with the Company. Mr. Grassam served as the Company’s Vice President, Manufacturing from January 1998 until February 2002. From September 1993 to January 1998, Mr. Grassam served as the Vice President of Operations and General Manager at the Smithfield site of Alpha Beta Technology, Inc., and as the Vice President of Operations at Serono Laboratories, Inc., from January 1992 to September 1993. Mr. Grassam received his Bachelor of Pharmacy from the University of London and received his post-graduate certification at Groby Road Hospital in England. Mr. Grassam is a Member of the Royal Pharmaceutical Society of Great Britain and the American Pharmaceutical Association.

     Robert L. Kirkman, M.D., has served as the Company’s Vice President, Business Development and Corporate Communications since July 1998. Prior to joining the Company, Dr. Kirkman served as the Chief of the Division of Transplantation at Brigham and Women’s Hospital from 1992 to 1998. Dr. Kirkman was appointed to the position of Associate Professor of Surgery at Harvard Medical School from 1987 to 1998 and served as an Associate in Surgery at Massachusetts General Hospital from 1995 to 1998. Dr. Kirkman holds an M.D. from Harvard Medical School and received his post-graduate training at Peter Bent Brigham Hospital and Brigham and Women’s Hospital.

     Corine K. Klingbeil, Ph.D., has served as the Company’s Vice President, Preclinical Development since April 2000. Prior to that time, Dr. Klingbeil served as the Company’s Senior Director, Preclinical Development from March 1995 to April 2000, and as Director, Preclinical Development from January 1993 until March 1995. Dr. Klingbeil was previously department head and later Director, Preclinical Sciences and Development at Scios. After receiving her Ph.D. at the University of California at Santa Barbara, Dr. Klingbeil was a postdoctoral fellow at the University of California at San Francisco from 1983 to 1986.

     Lyn D. Olson, Ph.D., has served as the Company’s Vice President, Quality and Compliance since April 2001. Prior to that time, Dr. Olson served as Vice President, Quality Operations and Compliance at Mutual Pharmaceutical Company, Inc. From 1998 to 2000, Dr. Olson served as Senior Director, U.S. Quality Operations at Centocor, Incorporated. Dr. Olson directed Quality Operations for the Therapeutics Division of Boehringer Mannheim Corporation from 1995 to 1998 and served as a Senior Research Scientist/Regulatory for the FDA’s Center for Biologics Evaluation and Research from 1987 to 1995. Dr. Olson holds a Ph.D. in microbial metabolism and physiology from the University of Maryland, an M.S. degree in molecular genetics from The Ohio State University and is Regulatory Affairs certified.

     Jaisim Shah has served as the Company’s Vice President, Marketing since August 2000. Prior to joining the Company, he served in various marketing management positions at Bristol Myers Squibb, most recently as Vice President, Marketing, for U.S. Pharmaceutical Group, Infectious Diseases. He joined Roche Laboratories in 1991 as Product Director for biotech oncology products for the U.S. market. He then became Global Business Leader for oncology and virology, based in Basel, Switzerland, for Roche in 1993. He received his M.A. in International Economics from the University of Akron and an M.B.A. in Marketing from Oklahoma University.

Compensation of Executive Officers

     The following table sets forth information concerning the compensation of the Named Executive Officers, whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2001, during the fiscal years ended December 31, 2001, 2000, and 1999:

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)					Long-Term Compensation Awards
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)(2)	All Other Compensation ($)(3)
Laurence Jay Korn	2001	486,262	—	—		500,000	2,000
Chief Executive Officer	2000	444,463	—	—		500,000	2,000
	1999	421,129	—	—		400,000	—

Daniel J. Levitt	2001	413,786	—	—		140,000	2,000
President, Research and	2000	336,949	50,000	—		164,000	2,000
Development	1999	292,130	—	45,667	(4)	184,000	—

Douglas O. Ebersole	2001	341,156	—	—		62,000	2,000
Senior Vice President, Legal	2000	313,993	50,000	—		124,000	2,000
and Licensing	1999	289,703	—	—		259,000	—

Cary L. Queen	2001	269,765	—	—		100,000	—
Senior Vice President	2000	316,262	—	—		100,000	—
	1999	297,500	—	—		100,000	—

Robert L. Kirkman	2001	301,408	—	2,272	(5)	50,000	2,000
Vice President, Business	2000	285,096	—	2,272	(5)	32,000	1,668
Development and Corporate	1999	273,105	—	2,272	(5)	—	—
Communications

(1)	Compensation deferred at the election of the executive officer under the Company’s 401(k) Plan is included in the year earned. Includes life insurance premiums paid by the Company.

(2)	All numbers of securities underlying options are adjusted to reflect two-for-one stock splits which were effective August 23, 2000 and October 10, 2001.

(3)	Reflects Company matching 401(k) contributions.

(4)	Compensation due to forgiveness of a portion of the principal and interest from a relocation and housing loan to Dr. Levitt provided in connection with his joining the Company in 1996.

(5)	Compensation due to forgiveness of a portion of the interest from a relocation and housing loan to Dr. Kirkman provided in connection with his joining the Company in 1998.

13

Stock Options Granted in Fiscal 2001

     The following table provides the specified information concerning grants of options to purchase the Company’s Common Stock made during the fiscal year ended December 31, 2001 to the Named Executive Officers:

OPTION GRANTS IN THE LAST FISCAL YEAR(1)

	Individual Grants
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(5)
Name	(#)(2)(3)	Year (%)	($/Sh)(4)	Date	5% ($)	10% ($)
Laurence Jay Korn	500,000	15.91	27.50	4/26/11	8,647,301	21,913,959
Daniel J. Levitt	140,000	4.46	27.50	4/26/11	2,421,244	6,135,908
Douglas O. Ebersole	62,000	1.97	27.50	4/26/11	1,072,265	2,717,331
Cary L. Queen	100,000	3.18	27.50	4/26/11	1,729,460	4,382,792
Robert L. Kirkman	50,000	1.59	27.50	4/26/11	864,730	2,191,396

(1)	All numbers of securities underlying options and exercise prices are adjusted to reflect a two-for-one stock split which was effective October 10, 2001.

(2)	Options granted vest over a four-year period at the rate of 1/4 one year after the date specified at the time of grant (typically the hire date or an anniversary of the hire date) and 1/48 per month thereafter for each full month of the optionee’s continuous employment with the Company. Only vested shares are exercisable. All outstanding options held by employees have terms of ten years. The Company has never granted any Stock Appreciation Rights and references to this security are omitted.

(3)	Under the 1991 and 1999 Stock Option Plans, the Board retains some discretion to modify the terms of outstanding options; see “Change of Control Arrangements, Termination of Employment Arrangements.”

(4)	All options granted to employees were granted at market value on the date of grant.

(5)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission’s rules. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s Common Stock, overall market conditions and the optionholder’s continued employment through the vesting period. Any amounts reflected in this table may not necessarily be achieved. As an illustration of the effects such assumed appreciation would have on a stockholder’s investment, one share of stock purchased at $32.80 in 2001 (closing price as of December 31, 2001) would yield profits of $20.63 per share at 5% appreciation per year over ten years or $52.27 per share at 10% appreciation per year over the same period. The “potential realizable values” in this table are calculated using the exercise price of the stock options and assuming 5% or 10% appreciation per year from that price over the ten year term of the options granted.

Option Exercises and Fiscal 2001 Year End Values

     The following table provides the specified information concerning exercises of options to purchase the Company’s Common Stock in the fiscal year ended December 31, 2001, and unexercised options held as of December 31, 2001, by the Named Executive Officers:

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUES(1,2)

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at 12/31/01(#)(3)		Value of Unexercised In-the-Money Options at 12/31/01($)(4)
Name	Exercise (#)	Realized ($)	Unexercisable	Exercisable	Unexercisable	Exercisable
Laurence Jay Korn	50,000	1,800,000	872,918	1,233,482	8,908,226	29,742,029
Daniel J. Levitt	6,000	165,405	401,501	201,335	5,528,941	4,443,087
Douglas O. Ebersole	168,000	5,114,510	336,796	12,880	6,070,044	231,942
Cary L. Queen	75,000	2,325,299	193,753	521,247	2,229,707	13,405,105
Robert L. Kirkman	10,000	257,813	88,167	43,833	991,219	1,029,943

(1)	All numbers of securities underlying options and exercise prices are adjusted to reflect a two-for-one stock split which was effective October 10, 2001.

(2)	The Company has never granted any Stock Appreciation Rights and references to this security are omitted.

(3)	See footnote 2 of the “OPTION GRANTS IN THE LAST FISCAL YEAR” table for information concerning the vesting provisions of these stock options.

(4)	Based on a value of $32.80 which was the closing price of the Company’s Common Stock as of December 31, 2001.

Equity Compensation Plan Information

The following table provides information as of December 31, 2001 concerning the Company’s equity compensation plans for the fiscal year ended December 31, 2001:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans
Approved by Stockholders	6,664,314	$12.41	8,335,366 (1)
Equity Compensation Plans Not
Approved by Stockholders(2)	3,863,892	$28.71	3,409,149
Total	10,528,206	$18.40	11,744,515

(1)	Includes 1,346,740 shares available for future issuance under the Company’s 1993 Employee Stock Purchase Plan.

(2)	See footnote 6 to the Financial Statements in the Company’s Annual Report on Form 10-K for a description of the Company’s 1999 Nonstatutory Stock Option Plan (the “Nonstatutory Plan”).

Compensation of Directors

     As of December 31, 2001, each director who is not an employee of the Company (an “Outside Director”) was authorized to receive cash compensation in the amount of $3,000 each fiscal quarter, and an additional $3,000 per year for each committee membership, or such other amount as the Board may approve, and may be reimbursed for expenses incurred in attending each Board and committee meeting.

     As of December 31, 2001, the Company’s Outside Directors Stock Option Plan (the “1992 Directors Plan”) provided for the initial automatic grant of an option to purchase 60,000 shares of the Company’s Common Stock to each Outside Director. The 1992 Directors Plan also provides for a subsequent grant to Outside Directors to purchase 60,000 shares of the Company’s Common Stock on the date five years from the date of the initial grant and every fifth anniversary thereafter. Options under the 1992 Directors Plan are granted at the fair market value of the Company’s Common Stock on the date of grant and vest as to 1/60 of the shares subject to the option per month until such time as the optionee ceases to be a director for any reason. Options granted under the 1992 Directors Plan to date have terms of either 6 or 10 years from the date of grant.

     Under the proposed 2002 Directors Plan, if approved, Outside Directors will be eligible to receive options pursuant to the terms and conditions of such plan. See “Proposal Two — Approval of the Company’s 2002 Outside Directors Stock Option Plan.”

Change of Control Arrangements, Termination of Employment Arrangements

     1991 Stock Option Plan, 1999 Stock Option Plan, 1999 Nonstatutory Plan

     In the event of a sale of voting securities by the Company’s stockholders, a merger or consolidation to which the Company is a party, sale of all or substantially all of the Company’s assets, or liquidation or dissolution of the Company, following any of which the stockholders do not retain more than 50% of the total combined voting power of the stock of the Company or the acquiring corporation, the vesting of options held by full-time employees under any of the Company’s stock option plans will be accelerated by 25% of the total number of shares subject to such options if either (a) the acquiring corporation fails to assume the outstanding option or to substitute a substantially equivalent option for the acquiring corporation’s stock, or (b) within one year following such transaction the option holder’s employment is either terminated without cause or is constructively terminated.

     1992 Directors Plan, 2002 Directors Plan

     Under the terms of the 1992 Directors Plan, in the event that any person becomes the beneficial owner of 40% or more of the Company’s outstanding voting securities, the Company is a party to a merger or consolidation following which the stockholders fail to retain more than 50% of the voting securities of the Company or the surviving entity, or a sale of all or substantially all of the assets of the Company, then each option holder then serving as a member of the Board will be credited with an additional 12 months of service for vesting purposes. Further, if the surviving or purchasing corporation does not assume or substitute new options for the outstanding options, the Board may, but is not obligated to, provide that the outstanding options will be immediately exercisable and vested in full.

     Under the proposed 2002 Directors Plan, if approved, Outside Directors receiving options will have certain rights in the event of a change in control of the Company. See “Proposal Two — Approval of the Company’s 2002 Outside Directors Stock Option Plan — Change in Control.”

     Executive Retention and Severance Plan

     Effective as of October 10, 2001, the Compensation Committee of the Board of Directors adopted the Protein Design Labs, Inc. Executive Retention and Severance Plan (the “ERSP”) which provides certain severance and other benefits in connection with a Change in Control (as defined below) to officers and key employees of the Company designated by the Board or the Compensation Committee. If a Change in Control had occurred on December 31, 2001, the ERSP would have covered four officers of the Company, all of whom are Named Executive Officers. The ERSP may not be terminated or amended in any way without a supplemental written agreement between any affected participants and the Company.

     Under the ERSP, a Change in Control means the occurrence of any of the following: (i) any person, entity or group becomes the beneficial owner of 40% or more of either the then outstanding Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or (ii) the Company is party to a merger or consolidation which results in the holders of the voting securities of the Company outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than 50% of the total combined voting power of the securities entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such merger or consolidation; or (iii) the sale or disposition of all or substantially all of the Company’s assets or consummation of any transaction having similar effect (other than a sale or disposition to one or more subsidiaries of the Company); or (iv) a change in the composition of the Board within any consecutive two-year period as a result of which fewer than a majority of the directors are Incumbent Directors (as defined in the ERSP).

     Upon a Change in Control, the ERSP provides for certain acceleration of the vesting of issued and outstanding stock options and shares of restricted stock held by participants. The extent of such vesting acceleration depends on a participant’s position with the Company and, with respect to a participant’s outstanding Company stock options, whether the Acquiring Corporation (as defined in the ERSP) assumes such options. Upon any Change in Control, the vesting of options and restricted stock held by the Company’s Chief Executive Officer will be accelerated in full, while the vesting of options and restricted stock held by a participant who is a member of the Company’s Executive Committee (other than the Chief Executive Officer) will be accelerated to the extent of 50% of the number of shares subject to each future vesting installment called for under the applicable option or restricted stock agreement. If the Acquiring Corporation does not assume a participant’s then outstanding Company stock options and if it would provide the participant with a greater benefit than that described in the preceding sentence, a participant with less than two years of employment with the Company will be credited with an additional two years of employment for option vesting purposes, and a participant with two or more years of employment with the Company will become vested in full under his or her outstanding options.

     If, during the applicable “Change in Control Period” (as described below), a participant’s employment is terminated by the Company other than for Cause (as defined in the ERSP) or by the participant for Good Reason (as defined in the ERSP), or, in the case of a participant who is the Chief Executive Officer, the participant resigns for any reason or no reason (all such terminations of employment are referred to as a “Termination upon a Change in Control”), then, provided that the participant executes a prescribed release of claims against the Company, the participant will be entitled to certain payments and benefits described below, in addition to all compensation and benefits earned by the participant through the date of the participant’s termination of employment. The applicable “Change in Control Period” commences on the consummation of a Change in Control and ends on the third anniversary thereof in the case of the Chief Executive Officer, the second anniversary thereof in the case of an officer other than the Chief Executive Officer, or on the first anniversary thereof in the case of all other ERSP participants.

     On a Termination upon a Change in Control, an ERSP participant will receive a lump sum cash severance payment in an amount equal to the product of (A) the sum of (x) the participant’s annual base salary immediately prior to termination or, if higher, immediately prior to the Change in Control, plus (y) the greatest of (1) the aggregate of all bonuses earned by the participant for the fiscal year immediately preceding the fiscal year of the Change in Control, (2) the aggregate of all bonuses earned by the participant for the fiscal year immediately preceding the fiscal year of the participant’s Termination Upon a Change in Control, or (3) the aggregate of all annual bonuses that would be earned by the participant at the targeted annual rate (assuming attainment of 100% of all applicable performance goals) for the fiscal year of the participant’s Termination Upon a Change in Control; multiplied by (B) the number of years in the applicable benefit period (as described below) applicable to the participant. The applicable benefit period is three years in the case of the Chief Executive Officer, two years in the case of a member of the Company’s Executive Committee (other than the Chief Executive Officer), and one year in the case of all other participants.

     Following a participant’s Termination upon Change in Control, the ERSP also provides for full acceleration of the vesting of the participant’s outstanding Company stock options and shares of restricted stock, and the extension of such options’ exercise periods to a date six months following the participant’s termination of employment. The Company will provide the participant with continued health and other group insurance benefits for the participant’s benefit period after the participant’s Termination upon Change in Control. The participant will also be indemnified by the Company to the fullest extent permitted under applicable law and will be provided with directors’ and officers’ liability insurance (if applicable), each as set forth in the ERSP. In addition, if any payment or benefit received or to be received by any participant pursuant to the ERSP or otherwise (“Payments”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the Company will pay the participant an additional lump sum cash payment (the “Gross-Up Payment”), as set forth in more detail in the ERSP, to compensate for such tax. The Company will not make the Gross-Up Payment to a participant if the Payments do not exceed the greatest amount of Payments that could be paid to the participant without giving rise to such excise tax by more than the lesser of $100,000 or five percent of the Payments. In that event, the aggregate Payments will be reduced to an amount which will not result in such excise tax liability.

     The ERSP provides that all participants will continue to abide by the terms of the confidentiality and/or proprietary rights agreement between the participant and the Company. In addition, following a participant’s Termination upon a Change in Control, for a period of years equal to a participant’s benefit period, the participant may not solicit or offer employment to any of the Company’s employees.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee (the “Committee”) for 2001 was composed of two non-management directors of the Board of Directors (the “Board”). The Committee is responsible for administering the policies governing annual compensation of executive officers, and after considering the performance of the Company’s executive officers, recommending to the Board the grant of stock options to eligible executive officers under the Company’s stock option plans (the “Plans”), and recommending to the Board the annual salary component of each executive officer’s compensation. The Committee also has the authority to set the annual salary component, grant bonuses and grant stock options to executive officers under the Plans, if it so desires.

Compensation Policies

     The goals of the Company’s compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation which is competitive in the industry, to motivate executives to achieve the Company’s business and scientific objectives and to align the interests of officers with the long-term interests of stockholders. The Company currently uses annual salary, stock option grants, and in certain circumstances, cash bonuses to meet these goals.

Compensation Components

     Subject to approval by the Board, salaries and stock option grants for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and taking into consideration total compensation for comparable positions among companies in the Company’s industry or in industries which employ individuals of similar education and background to the executive officer being recruited, salaries of and stock option grants to the other executive officers of the Company, the individual’s experience, reputation in his or her industry and expected contributions to the Company. The Company conducts a focal performance review program which includes reviews by and comments from supervisors, peers and subordinates of the Company’s executive officers. The Committee reviewed the performance of all executive officers for the year ended December 31, 2000 in early 2001. The Company’s Human Resources staff provides the Committee with the results of the performance review program, compensation surveys and other data to enable the Committee to review the reasonableness of compensation paid to executive officers of the Company and to compare the Company’s compensation package with compensation awarded by companies in the biotechnology and pharmaceutical industries.

     The size of annual salary adjustments for individual executive officers is primarily based on the Committee’s determination of the extent to which the Company has achieved its goals and an executive officer has met or exceeded individual goals, on information concerning compensation of individuals with comparable responsibilities at comparable companies in similar industries and on the compensation of other executive officers of the Company. Individual goals of executive officers are determined in consultation with management and generally relate to strategic goals within the responsibility of the executive officer, such as the identification of new research targets, the achievement of critical milestones in the Company’s development of its products and capabilities, the ability to enter into new licensing and humanization arrangements using the Company’s technology, the ability to obtain new products or additional product rights for existing products and the ability to recruit and retain qualified employees.

     The Company’s policy is that a significant component of the annual compensation of each executive officer be related to his or her individual performance and the performance of the Company. With limited exceptions, the Company has historically not awarded annual cash bonuses tied to such performance. The Company believes that the incentive provided by stock ownership and stock options is usually sufficient to motivate executive officers. No executive officer received a cash bonus in 2001. The Committee believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value and serves to align the interest of employees with stockholders. The Company uses a merit-based stock option compensation program for all employees of the Company pursuant to which the Committee recommends stock option grants to executive officers annually.

     During 2001, in accordance with the Company’s program initiated in 1998 to consider stock option grants annually, the Committee considered and recommended to the Board stock option grants to some of the eligible officers of the Company. The Board approved the recommended stock option grants with some modifications. All stock options recommended by the Committee for grant by the Board had an exercise price equal to the closing price of the Company’s Common Stock as quoted on the Nasdaq Stock Market on the date of grant. The Committee believes that these stock options will provide value to the executive officer only when the price of the Company’s Common Stock increases over the exercise price.

Chief Executive Officer’s Compensation

     The Chief Executive Officer’s base salary and stock option grant for 2001 were recommended to the Board of Directors by the Committee based upon the Committee’s subjective weighting and consideration of a number of factors, including the results of his performance review, the degree to which he met his individual goals (which related to the financial performance of the Company, based substantially on the Company’s budget for 2000, maintenance of adequate cash reserves, the Company’s ability to successfully enter into and maintain collaborative and licensing relationships with pharmaceutical and biotechnology companies, the scientific and clinical success of the Company’s research and development efforts and the successful recruitment and retention of qualified individuals as employees of the Company) as reviewed by the Committee, the relative compensation level of the Chief Executive Officer compared to the compensation levels of the other executive officers of the Company and the compensation paid to other chief executive officers of a selected group of biotechnology companies which the Committee believed to be representative of the industry. The Chief Executive Officer’s 2001 salary (including life insurance premiums paid by the Company) was $486,262, an increase from $444,463 in 2000. In addition, in accordance with the Company’s program initiated in 1998 to consider stock option grants annually, in 2001 the Committee considered and recommended to the Board, and the Board approved, a stock option grant of 500,000 shares to the Chief Executive Officer at an exercise price equal to the closing price of the Company’s Common Stock as quoted on the Nasdaq Stock Market on the date of grant.

COMPENSATION COMMITTEE George M. Gould Max Link

(1)	The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

20

REPORT OF THE AUDIT COMMITTEE(1)

     The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2001. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.

     The Company’s management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K with the Company’s management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed the Company’s audited financial statements with the independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

     The Audit Committee discussed with Ernst & Young LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61, as amended by SAS 90 (Audit Committee Communications), (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, which relates to the accountant’s independence from the Company and its related entities, and discussed with Ernst & Young LLP their independence from the Company. The Audit Committee met with the independent auditors, Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their consideration of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors, effective as of June 14, 2000. Each of the members of the Audit Committee qualifies as an “independent” director under the current Nasdaq listing standards.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     The Audit Committee and the Company’s Board of Directors have also recommended, subject to stockholder ratification, the selection of the Company’s independent auditors.

AUDIT COMMITTEE Jürgen Drews George M. Gould Max Link

(1)	The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

21

COMPARISON OF STOCKHOLDER RETURNS(1)

Comparison of Cumulative Total Return(2) From January 1, 1997 through December 31, 2001.(3)

	12/31/96	03/31/97	6/30/97	09/30/97	12/31/97	03/31/98	6/30/98
PDL	100	82	78	106	110	108	66
AMEX	100	97	99	122	113	121	102
NASDAQ	100	95	112	131	122	143	147

	09/30/98	12/31/98	03/31/99	6/30/99	09/30/99	12/31/99	03/31/00
PDL	66	63	41	61	99	192	218
AMEX	97	128	130	149	175	271	346
NASDAQ	133	173	194	212	217	321	360

	6/30/00	09/30/00	12/31/00	03/31/01	6/30/01	09/30/01	12/31/01
PDL	452	660	476	244	475	259	359
AMEX	446	533	440	326	424	312	402
NASDAQ	313	288	193	144	170	118	153

(1)	The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

(2)	Annual relative change in the cumulative total return on the Company’s Common Stock with the Center for Research in Securities Prices (CRSP) Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the American Stock Exchange Biotechnology Index (“AMEX-Biotech”). AMEX-Biotech is calculated using equal dollar weighting methodology.

(3)	Assumes that $100.00 was invested on January 1, 1997, in the Company’s Common Stock at the Company’s closing sale price on December 31, 1996 and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Company’s Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

22

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director and each executive officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 is required by Section 16(a) of such act to report to the SEC by a specified date his or her transactions in the Company’s securities. To the best of the Company’s knowledge, all reports relating to stock ownership and such other reports required to be filed during 2001 under Section 16(a) by the Company’s directors and executive officers were timely filed, except as identified in the Proxy Statement for the Company’s 2001 Annual Meeting of Stockholders.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be included in the Company’s Proxy Statement for the next annual meeting of stockholders of the Company (i) must be received no later than January 11, 2003 by the Company at its offices at 34801 Campus Drive, Fremont, California 94555, and (ii) must satisfy the conditions established by the SEC for stockholder proposals to be included in the Company’s Proxy Statement for that meeting. Proposals of stockholders for matters to be voted on at the 2003 Annual Meeting of Stockholders that are not included in the Company’s Proxy Statement for the next annual meeting of stockholders of the Company which are received by the Company after January 11, 2003 but before March 28, 2003 will be considered untimely for inclusion in the Proxy Statement but the Company may exercise discretionary authority in determining whether to vote on such proposals at the 2002 Annual Meeting of Stockholders. In any event, proposals received on or after March 28, 2003 will be considered untimely.

TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the annual meeting is as set forth above. If any other matter or matters are properly brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors /s/ Douglas O. Ebersole Douglas O. Ebersole Secretary

Dated: May 15, 2002 23

PROTEIN DESIGN LABS, INC. 34801 CAMPUS DRIVE FREMONT, CA 94555	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL - Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Protein Design Labs, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PDLINC	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROTEIN DESIGN LABS, INC.    Vote On Proposals

A vote FOR all directors and matters submitted is recommended by the Board of Directors:

1.	To elect two Class I directors to hold office for a three-year term and until their respective successors are elected and qualified.

Nominees: 01) George M. Gould, Esq. 02) Jon S. Saxe, Esq.

For All [_]	Withhold All [_]	For All Except [_]

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below. ____________________________________________

2.	To approve the 2002 Outside Directors Stock Option Plan.

For [_]	Against [_]	Abstain [_]

3.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.

For [_]	Against [_]	Abstain [_]

4.	To transact such other business as may properly come before the meeting.

EVEN IF YOU ARE PLANNING TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND MAIL THE PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK WILL BE REPRESENTED AT THE MEETING.

Please sign exactly as names appear above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

________________________________________ Signature [PLEASE SIGN WITHIN BOX] Date	________________________________________ Signature (Joint Owners) Date

PROXY

PROTEIN DESIGN LABS, INC
Proxy for Annual Meeting of Stockholders, June 20, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

     The undersigned hereby appoints Laurence Jay Korn and Douglas O. Ebersole, and each of them, as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Protein Design Labs, Inc., a Delaware corporation, (the “Company”), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at the Company’s principal offices, located at 34801 Campus Drive, Fremont, California 94555, on Thursday, June 20, 2002 at 8 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

     The shares represented hereby shall be voted as specified, and if no specification is made, such shares shall be voted FOR the proposals listed on the reverse side.

     The undersigned hereby further confers upon said proxies, and each of them, or their substitute or substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

     The undersigned hereby acknowledges receipt of (a) the Notice of Annual Meeting, (b) accompanying Proxy Statement and (c) an Annual Report of the Company for the fiscal year ended December 31, 2001, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy, and by filing this Proxy with the Secretary of the Company, gives notice of such revocation.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE